Exhibit 99.1

LENDINGTREE REPORTS RECORD 1Q 2018 RESULTS

•	Record Consolidated Revenue of $181.0 million; up 37% over 1Q 2017

•	Revenue from Mortgage products of $73.5 million; up 17% over 1Q 2017

•	Record Revenue from Non-mortgage products of $107.6 million; up 55% over 1Q 2017

•	GAAP Net Income from Continuing Operations of $35.9 million or $2.41 per diluted share

•	Record Variable Marketing Margin of $63.0 million; up 45% over 1Q 2017

•	Adjusted EBITDA of $31.7 million; up 33% over 1Q 2017

•	Adjusted Net Income per share of $1.10; up 29% over 1Q 2017

CHARLOTTE, NC - April 26, 2018 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online loan marketplace, today announced results for the quarter ended March 31, 2018.
“LendingTree's strong first quarter performance was an excellent start to the year and a reflection of our team's ability to execute," said Doug Lebda, Chairman and CEO. “Our mortgage business once again outperformed the broader industry and we continue to make strides in our consumer experience initiatives. Our non-mortgage businesses continued to produce exceptional growth and we're encouraged by the dialogue with banks and lenders across many of our non-mortgage categories. The team is laser-focused on driving deeper market penetration as we build our momentum, positioning us perfectly to achieve our stated goals for the year.”
J.D. Moriarty, LendingTree’s Chief Financial Officer, added “Our performance in mortgage has been terrific in the face of a tougher macro environment. According to Black Knight Inc., the number of borrowers who could benefit from refinancing their mortgage is down 37% since the end of last year and at the lowest level since 2008. That said, our growth is a testament to the value we deliver for lenders as the industry gets much more competitive. And thanks to the ongoing diversification of our revenue streams and the performance of our non-mortgage products, the business can continue to thrive even as interest rates are expected to move higher.”

First Quarter 2018 Business Highlights

•
Revenue from mortgage products of $73.5 million represents an increase of 17% over first quarter 2017 driven by strong growth in both purchase and refinance revenues at 13% and 18%, respectively. According to Mortgage Bankers Association, originations industry-wide were projected down 4% in the comparable period.

•	Record revenue from non-mortgage products of $107.6 million in the first quarter represents an increase of 55% over the first quarter 2017.

•	Revenue from our credit card offerings continued its momentum, growing to $46.1 million in 1Q, up 36% over the first quarter 2017.

•	Personal loans revenue of $26.0 million grew 53% over first quarter 2017.

•	Home equity revenue continued to climb, growing 81% over first quarter 2017.

•
More than 8.0 million consumers have now signed up for free credit scores and savings alerts through My LendingTree. Revenue contribution from MyLendingTree grew 76% in the first quarter compared to the prior year period as new features, such as Credit Analyzer and free credit monitoring, are driving increased engagement.

LendingTree Selected Financial Metrics
(In millions, except per share amounts)

			Q/Q		Y/Y
	1Q 2018	4Q 2017	% Change	1Q 2017	% Change
Revenue by Product
Mortgage Products (1)	$73.5	$67.7	9%	$62.9	17%
Non-Mortgage Products (2)	107.6	93.3	15%	69.6	55%
Total Revenue	$181.0	$161.0	12%	$132.5	37%
Non-Mortgage % of Total	59%	58%		53%

Income (Loss) Before Income Taxes	$12.4	$(3.3)	N/A	$6.7	85%
Income Tax (Expense) Benefit	$23.5	$(3.2)	N/A	$1.1	N/A
Net Income (Loss) from Continuing Operations	$35.9	$(6.5)	N/A	$7.8	360%
Net Income (Loss) from Cont. Ops. % of Revenue	20%	(4)%		6%

Net Income (Loss) per Share from Cont. Ops.
Basic	$2.97	$(0.54)	N/A	$0.66	350%
Diluted	$2.41	$(0.54)	N/A	$0.58	316%

Selling and Marketing Expense
Variable Selling & Marketing Expense (3)	$118.0	$104.9	12%	$89.0	33%
Non-variable Selling & Marketing	8.0	7.0	14%	4.3	86%
Selling and Marketing Expense	$126.0	$111.9	13%	$93.3	35%

Variable Marketing Margin (4)	$63.0	$56.1	12%	$43.5	45%
Variable Marketing Margin % of Revenue	35%	35%		33%

Adjusted EBITDA (4)	$31.7	$29.6	7%	$23.8	33%
Adjusted EBITDA % of Revenue (4)	18%	18%		18%

Adjusted Net Income (4)	$16.2	$11.9	36%	$11.5	41%

Adjusted Net Income per Share (4)	$1.10	$0.84	31%	$0.85	29%

(1)	Includes the purchase mortgage and refinance mortgage products.
(2)	Includes the home equity, reverse mortgage, personal loan, credit card, small business loan, student loan, auto loan, home services, insurance, deposit and personal credit products.
(3)
Defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

(4)
Variable Marketing Margin, Variable Marketing Margin % of Revenue, Adjusted EBITDA, Adjusted EBITDA % of revenue, Adjusted Net Income and Adjusted Net Income per Share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

First Quarter 2018 Financial Highlights

•	Record consolidated revenue of $181.0 million represents an increase of $48.5 million, or 37%, over revenue in the first quarter 2017.

•
GAAP net income from continuing operations of $35.9 million, or $2.41 per diluted share, was impacted by a $27.2 million tax benefit relating to employee exercising of stock options and vesting of restricted stock.

•	Record Variable Marketing Margin of $63.0 million represents an increase of $19.5 million, or 45%, over first quarter 2017.

•
Adjusted EBITDA of $31.7 million increased $7.9 million, or 33%, over first quarter 2017. Included in this number is $2.3 million of unusually high expense related to payroll taxes owed upon the exercise of employee stock options and vesting of restricted stock units.

•	Adjusted Net Income per share of $1.10 represents growth of 29% over first quarter 2017.

•
During the quarter, the company repurchased 30 thousand shares of its stock at a weighted-average price per share of $362 for aggregate consideration of $11.0 million. As of March 31, 2018, the company had $116.7 million in repurchase authorization remaining.

Business Outlook - 2018
LendingTree is introducing Revenue, Variable Marketing Margin and Adjusted EBITDA guidance for second quarter 2018 and maintaining full-year 2018, as follows:

Second quarter 2018:

•	Revenue is anticipated to be in the range of $193 - $200 million, representing growth of 26% - 31% over second quarter 2017.

•	Variable Marketing Margin is anticipated to be $65 - $69 million, representing growth of 35% - 43%.

•
Adjusted EBITDA is anticipated to be in the range of $34 - $36 million, up 26% - 33% over second quarter 2017. Second quarter Adjusted EBITDA guidance reflects an estimated $2 - $3 million of expense related to payroll taxes owed upon the exercise of employee stock options and vesting of restricted stock units.

Full-year 2018:

•	Revenue of $770 - $790 million.

•	Variable Marketing Margin of $270 - $280 million.

•	Adjusted EBITDA in the range of $145 - $150 million.

LendingTree is not able to provide a reconciliation of projected Variable Marketing Margin or Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call
A conference call to discuss LendingTree's first quarter 2018 financial results will be webcast live today, April 26, 2018 at 8:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at http://investors.lendingtree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 11:00 AM ET on Thursday, May 3, 2018. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #7289116. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #7289116.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
	2018	2017
	(in thousands, except per share amounts)
Revenue	$181,035	$132,515
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	5,696	3,591
Selling and marketing expense (1)	126,044	93,251
General and administrative expense (1)	22,814	11,547
Product development (1)	6,260	3,623
Depreciation	1,671	1,703
Amortization of intangibles	3,963	2,609
Change in fair value of contingent consideration	(741)	8,746
Severance	—	157
Litigation settlements and contingencies	(22)	404
Total costs and expenses	165,685	125,631
Operating income	15,350	6,884
Other (expense) income, net:
Interest expense, net	(2,988)	(165)
Other income	34	—
Income before income taxes	12,396	6,719
Income tax benefit	23,461	1,079
Net income from continuing operations	35,857	7,798
Loss from discontinued operations, net of tax	(4,333)	(932)
Net income and comprehensive income	$31,524	$6,866

Weighted average shares outstanding:
Basic	12,090	11,827
Diluted	14,848	13,477
Income per share from continuing operations:
Basic	$2.97	$0.66
Diluted	$2.41	$0.58
Loss per share from discontinued operations:
Basic	$(0.36)	$(0.08)
Diluted	$(0.29)	$(0.07)
Net income per share:
Basic	$2.61	$0.58
Diluted	$2.12	$0.51

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$58	$43
Selling and marketing expense	1,501	485
General and administrative expense	8,739	1,219
Product development	811	483

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2018	December 31, 2017
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$346,470	$368,550
Restricted cash and cash equivalents	4,084	4,091
Accounts receivable, net	64,769	53,444
Prepaid and other current assets	13,551	11,881
Current assets of discontinued operations	175	75
Total current assets	429,049	438,041
Property and equipment, net	37,560	36,431
Goodwill	113,368	113,368
Intangible assets, net	77,035	81,125
Deferred income tax assets	45,406	20,156
Other non-current assets	1,933	1,910
Non-current assets of discontinued operations	2,428	2,428
Total assets	$706,779	$693,459

LIABILITIES:
Accounts payable, trade	$4,726	$9,250
Accrued expenses and other current liabilities	78,150	77,183
Current contingent consideration	28,357	46,576
Current liabilities of discontinued operations	17,449	14,507
Total current liabilities	128,682	147,516
Long-term debt	241,332	238,199
Non-current contingent consideration	5,251	11,273
Other non-current liabilities	1,611	1,597
Total liabilities	376,876	398,585
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 14,691,595 and 14,218,572 shares issued, respectively, and 12,422,041 and 11,979,434 shares outstanding, respectively	147	142
Additional paid-in capital	1,100,743	1,087,582
Accumulated deficit	(675,457)	(708,354)
Treasury stock; 2,269,554 and 2,239,138 shares, respectively	(96,085)	(85,085)
Noncontrolling interest	555	589
Total shareholders' equity	329,903	294,874
Total liabilities and shareholders' equity	$706,779	$693,459

LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Three Months Ended March 31,
	2018	2017
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net income and comprehensive income	$31,524	$6,866
Less: Loss from discontinued operations, net of tax	4,333	932
Income from continuing operations	35,857	7,798
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Loss on disposal of fixed assets	92	273
Amortization of intangibles	3,963	2,609
Depreciation	1,671	1,703
Rental amortization of intangibles and depreciation	202	262
Non-cash compensation expense	11,109	2,230
Deferred income taxes	(25,781)	(3,307)
Change in fair value of contingent consideration	(741)	8,746
Bad debt expense	56	157
Amortization of debt issuance costs	434	61
Amortization of convertible debt discount	2,799	—
Changes in current assets and liabilities:
Accounts receivable	(11,381)	(11,132)
Prepaid and other current assets	(515)	(269)
Accounts payable, accrued expenses and other current liabilities	(2,024)	6,086
Income taxes receivable	2,092	2,143
Other, net	(158)	(176)
Net cash provided by operating activities attributable to continuing operations	17,675	17,184
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(3,456)	(1,896)
Acquisition of SnapCap	(10)	—
Other investing activities	(34)	—
Net cash used in investing activities attributable to continuing operations	(3,500)	(1,896)
Cash flows from financing activities attributable to continuing operations:
Proceeds from exercise of stock options, net of payments related to net-share settlement of stock-based compensation	2,057	(95)
Contingent consideration payments	(23,500)	—
Payment of debt issuance costs	(76)	—
Purchase of treasury stock	(12,099)	—
Net cash used in financing activities attributable to continuing operations	(33,618)	(95)
Total cash (used in) provided by continuing operations	(19,443)	15,193
Discontinued operations:
Net cash used in operating activities attributable to discontinued operations	(2,644)	(891)
Total cash used in discontinued operations	(2,644)	(891)
Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(22,087)	14,302
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	372,641	95,220
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$350,554	$109,522

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of net income (loss) from continuing operations to Variable Marketing Margin and net income (loss) from continuing operations % of revenue to Variable Marketing Margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017

Net income (loss) from continuing operations	$35,857	$(6,518)	$7,798
Net income from continuing operations % of revenue	20%	(4)%	6%

Adjustments to reconcile to Variable Marketing Margin:
Cost of revenue	5,696	5,080	3,591
Non-variable selling and marketing expense (1)	8,016	6,953	4,249
General and administrative expense	22,814	29,980	11,547
Product development	6,260	5,433	3,623
Depreciation	1,671	1,776	1,703
Amortization of intangibles	3,963	3,958	2,609
Change in fair value of contingent consideration	(741)	3,291	8,746
Severance	—	—	157
Litigation settlements and contingencies (2)	(22)	(243)	404
Interest expense, net	2,988	2,980	165
Other expense (income)	(34)	181	—
Income tax expense (benefit)	(23,461)	3,182	(1,079)
Variable Marketing Margin	$63,007	$56,053	$43,513
Variable Marketing Margin % of revenue	35%	35%	33%

(1)
Defined as the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

(2)	Includes legal fees for certain patent litigation.

Below is a reconciliation of net income (loss) from continuing operations to adjusted EBITDA and net income (loss) from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017

Net income (loss) from continuing operations	$35,857	$(6,518)	$7,798
Net income (loss) from continuing operations % of revenue	20%	(4)%	6%
Adjustments to reconcile to Adjusted EBITDA:
Non-cash compensation	11,109	10,293	2,230
Loss on disposal of assets	92	166	273
Acquisition expense	62	238	549
Change in fair value of contingent consideration	(741)	3,291	8,746
Severance	—	—	157
Litigation settlements and contingencies (1)	(22)	(243)	404
Contribution to LendingTree Foundation	—	10,000	—
Depreciation	1,671	1,776	1,703
Amortization of intangibles	3,963	3,958	2,609
Rental depreciation and amortization of intangibles	202	464	262
Interest expense, net	2,988	2,980	165
Income tax (benefit) expense	(23,461)	3,182	(1,079)
Adjusted EBITDA	$31,720	$29,587	$23,817
Adjusted EBITDA % of revenue	18%	18%	18%

(1)	Includes legal fees for certain patent litigation.

Below is a reconciliation of net income (loss) from continuing operations to Adjusted Net Income and net income (loss) per diluted share from continuing operations to Adjusted Net Income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017

Net income (loss) from continuing operations	$35,857	$(6,518)	$7,798
Adjustments to reconcile to Adjusted Net Income:
Non-cash compensation	11,109	10,293	2,230
Loss on disposal of assets	92	166	273
Acquisition expense	62	238	549
Change in fair value of contingent consideration	(741)	3,291	8,746
Severance	—	—	157
Litigation settlements and contingencies (1)	(22)	(243)	404
Contribution to LendingTree Foundation	—	10,000	—
Income tax benefit from adjusted items	(2,892)	(9,836)	(4,942)
Impact of Tax Cuts and Jobs Act	—	9,062	—
Excess tax benefit from stock-based compensation	(27,203)	(4,512)	(3,762)
Adjusted net income	$16,262	$11,941	$11,453

Net income (loss) per diluted share from continuing operations	$2.41	$(0.54)	$0.58
Adjustments to reconcile net income (loss) from continuing operations to Adjusted Net Income	(1.31)	1.54	0.27
Adjustments to reconcile effect of dilutive securities	—	(0.16)	—
Adjusted net income per share	$1.10	$0.84	$0.85

Adjusted weighted average diluted shares outstanding	14,848	14,282	13,477
Effect of dilutive securities	—	2,296	—
Weighted average diluted shares outstanding	14,848	11,986	13,477
Effect of dilutive securities	2,758	—	1,650
Weighted average basic shares outstanding	12,090	11,986	11,827

(1)	Includes legal fees for certain patent litigation.

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable Marketing Margin

•	Variable Marketing Margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted Net Income

•	Adjusted Net Income per share

Variable Marketing Margin is a measure of the operating efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable Marketing Margin and Variable Marketing Margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and Adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of Adjusted EBITDA, by which management and many employees are compensated.

Adjusted Net Income and Adjusted Net Income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted Net Income and Adjusted Net Income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, severance, litigation settlements, contingencies and legal fees for certain patent litigation, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that Adjusted Net Income and Adjusted Net Income per share are useful financial indicators that provide a different view of the financial performance of the Company than Adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income (loss) per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable Marketing Margin is defined as revenue less the portion of selling & marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted Net Income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation,
(6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (7) one-time items, (8) the effects to income taxes of the aforementioned adjustments, and (9) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted Net Income per share is defined as Adjusted Net Income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP Adjusted Net Income, the effects of potentially dilutive securities are included in the denominator for calculating Adjusted Net Income per share. We recorded GAAP losses in the three months ended December 31, 2017.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and Adjusted Net Income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items except for a $9.1 million charge to reduce the value of deferred tax assets in conjunction with the Tax Cuts and Jobs Act and a $10 million commitment to fund the newly formed LendingTree Foundation, each occurring in the three months ended December 31, 2017

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within Adjusted EBITDA and Adjusted Net Income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from Adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2017 and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.
LendingTree, Inc. (NASDAQ: TREE) operates the nation's leading online loan marketplace and provides consumers with an array of online tools and information to help them find the best loans for their needs. LendingTree's online marketplace connects consumers with multiple lenders that compete for their business, empowering consumers as they comparison-shop across a full suite of loans and credit-based offerings. Since its inception, LendingTree has facilitated more than 65 million loan requests. LendingTree provides access to its network of over 450 lenders offering home loans, home equity loans/lines of credit, reverse mortgages, personal loans, auto loans, small business loans, credit cards, student loans, and more.
LendingTree, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208